Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Stardust Power Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, $0.0001 par value per share, Stardust Power Inc. 2024 Equity Incentive Plan	Other(2)	4,673,665	(3)	$8.595	(2)	$40,170,150.675	$0.0001476	$5,929.114	(4)

Total Offering Amounts							$40,170,150.675		—

Total Fees Previously Paid									—

Total Fee Offsets									—

Net Fee Due									$5,929.114

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock, par value $0.0001 per share (“Common Stock”), of Stardust Power Inc. (the “Registrant”) that may be issued to adjust the number of shares issued pursuant to the Stardust Power Inc. 2024 Equity Incentive Plan (the “2024 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act based on the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on September 10, 2024, which date is within five business days prior to the filing of this Registration Statement.

(3)

Represents the number of shares of Common Stock issuable pursuant to the 2024 Plan being registered herein, which shares consist of shares of Common Stock reserved and available for delivery with respect to awards under the 2024 Plan, and shares of Common Stock that may again become available for delivery with respect to awards under the 2024 Plan pursuant to the share counting, share recycling and other terms and conditions of the 2024 Plan, and shares of Common Stock that may become reserved and available for delivery with respect to awards under the 2024 Plan pursuant to the “evergreen” provision of the 2024 Plan.

(4)	Calculated pursuant to Rule 457 of the Securities Act by calculating the product of (i) the proposed maximum aggregate offering price and (ii) 0.0001476.